Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

For Deposit of Common Shares of

PACIFIC BOOKER MINERALS INC.

Pursuant to the Offer dated April 14, 2026 made by
AMERICAN EAGLE GOLD CORP.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 PM (TORONTO TIME) ON
JULY 29, 2026 (THE "EXPIRY TIME"), UNLESS THE OFFER IS EXTENDED,
ACCELERATED OR WITHDRAWN.

YOU MAY USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.    YOU WISH TO ACCEPT THE OFFER BUT YOUR COMMON SHARE CERTIFICATE(S) OR DRS ADVICE(S) ARE NOT IMMEDIATELY AVAILABLE; OR

2.    YOUR COMMON SHARE CERTIFICATE(S) OR DRS ADVICE(S) AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer (the "Offer") made by American Eagle Gold Corp. (the "Offeror") to purchase all of the common shares (the "Shares") of Pacific Booker Minerals Inc. (the "Company") as set forth in the Offer to Purchase and accompanying Take-Over Bid Circular dated April 14, 2026 (together, the "Offer and Circular"), only if certificates or DRS advice representing the Shares to be deposited are not immediately available or if the holder of Shares (each, a "Shareholder") is not able to deliver the certificates or DRS advice and all other required documents to Shorecrest Group Ltd. (the "Depositary") at or prior to the Expiry Time, unless the Offer is extended, accelerated or withdrawn by the Offeror. This Notice of Guaranteed Delivery may be delivered by registered mail or transmitted by email or facsimile to the Depositary at the office specified on page 5 of this Notice of Guaranteed Delivery, as the case may be.

The terms and conditions of the Offer and Circular are incorporated by reference in the Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery which are defined in the Offer and Circular shall have the respective meanings set out in the Offer and Circular.

This Notice of Guaranteed Delivery is for use by registered holders of certificates or DRS advice for Shares. Most Shareholders are non-registered Shareholders because the Shares they beneficially own are not registered in their names but are instead registered in the name of an intermediary, such as a broker, investment dealer, bank or trust company or other intermediary (an "Intermediary"), or in the name of a depository such as CDS Clearing and Depository Services Inc. or The Depository Trust Company in which the Intermediary through which the Shareholders own Shares is a participant. If you are a non-registered Shareholder, you should contact your Intermediary if you have questions regarding this process and carefully follow the instructions from the Intermediary that holds Shares on your behalf in order to deposit your Shares.

As set forth in Section 3 of the Offer, "Manner of Acceptance – Procedure for Guaranteed Delivery", if a registered Shareholder wishes to accept the Offer and either: (a) the certificate(s) or DRS advice representing such Shareholder’s Shares are not immediately available; or (b) such Shareholder is unable to deliver the certificate(s) or DRS advice, the Letter of Transmittal and all other required documents (if any) to the Depositary by the Expiry Time, those Shares may nevertheless be tendered to the Offer provided that all of the following conditions are met:

(a)	such tender is made only at the principal office of the Depositary in Toronto, Ontario, by or through an Eligible Institution;

(b)	a copy of this Notice of Guaranteed Delivery (or a manually signed facsimile thereof), properly completed and executed, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its principal office in Toronto, Ontario, at or before the Expiry Time; and

(c)	the certificate(s) or DRS advice representing the Deposited Shares in proper form for transfer, together with a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof) with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required by such Letter of Transmittal, or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Shares and all other documents required by the terms of the Offer and the Letter of Transmittal, are received at the Toronto, Ontario office of the Depositary by 5:00 p.m. (Toronto Time) on or before the second Business Day after the Expiry Time.

An "Eligible Institution" means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually participating organizations in a recognized stock exchange in Canada and/or the United States, members of CIRO, members of the National Association of Securities Dealers or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of: (i) certificates or DRS advice representing such Shares (or a Book-Entry Confirmation); (ii) a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required (or, in the case of a book-entry transfer, a Book-Entry Confirmation); and (iii) all other documents required by the Letter of Transmittal at or prior to 5:00 p.m. (Toronto Time) on or before the second Business Day after the Expiry Time.

The undersigned also understands and acknowledges that under no circumstances will any amount be paid by the Offeror or by the Depositary by reason of any delay in taking up and paying for any Shares or in providing the Offer Consideration on account of any Shares deposited under the Offer and accepted for take up and payment pursuant to the Offer.

Each authority herein conferred or agreed to be conferred is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Offer Consideration

Pursuant to the Offer, each Shareholder that deposits Shares pursuant to the Offer will be entitled to receive from the Offeror, in respect of all of his, her or its Shares, 1.41 Offeror Common Shares per Share.

In no event will a Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Shareholder as consideration under the Offer would result in a fraction of an Offeror Common Share being issuable, the number of Offeror Common Shares to be received by such Shareholder will be rounded down to the nearest whole number.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The Offeror is making an offer to purchase Shares under the Offer and has filed with the United States Securities and Exchange Commission ("SEC") a registration statement on Form F-10 (the "Registration Statement") under the US Securities Act of 1933, as amended (the "U.S. Securities Act") pursuant to the multi-jurisdictional disclosure system adopted by the United States, a Tender Offer Statement on Schedule 14D-1F (the "Tender Offer Statement") under the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act") and other documents related to such offer and sale. AMERICAN EAGLE URGES INVESTORS AND SHAREHOLDERS OF PACIFIC BOOKER TO READ SUCH REGISTRATION STATEMENT, THE TENDER OFFER STATEMENT AND THE OFFER AND CIRCULAR AND ANY AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH SUCH OFFER AND SALE OF OFFEROR COMMON SHARES AS THOSE DOCUMENTS BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of such Registration Statement, Tender Offer Statement and Offer and Circular as well as other relevant filings regarding American Eagle or such transaction involving the issuance of the Offeror Common Shares, at the SEC's website (www.SEC.gov) under the issuer profile for American Eagle, or on request without charge from the Corporate Secretary of American Eagle at Suite 1102, 141 Adelaide Street W, Toronto, ON, Canada, M5H 3L5 or by telephone at 416.644.1567.

Shareholders in the United States should be aware that the disposition of their Shares (or the exercise, exchange or redemption of the Convertible Securities) and the acquisition of Offeror Common Shares by them as described herein may have tax consequences both in the United States and in Canada. Such consequences for Shareholders who are resident in, or citizens of, the United States may not be described fully herein and such Shareholders are encouraged to consult their tax advisors. See Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations", and Section 19 of the Circular, "Certain United States Federal Income Tax Considerations".

The Offeror has furnished, or will furnish, this advertisement and the Offer and Circular in English to the SEC on Form CB and has filed or will file a Form F-X to appoint an agent for service of process in the United States.

American Eagle is a foreign private issuer and permitted to prepare the Circular and other offer documents in accordance with Canadian disclosure requirements, which are different from those of the United States. American Eagle prepares its financial statements in accordance with International Financial Reporting Standards applicable to Canadian public companies formulated by the International Accounting Standards Board, and they may be subject to Canadian auditing and auditor independence standards. These financial statements may not be comparable to financial statements of United States companies

It may be difficult for Shareholders in the United States to enforce their rights and any claim they may have arising under the federal securities laws, since the Offeror is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country and all or a substantial portion of American Eagle's assets and the assets of such person are located outside the United States. Shareholders in the United States may not be able to sue the Offeror or the Company or their officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel the Offeror or the Company or their respective affiliates to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment obtained from a court of the United States.

THE OFFEROR COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFEROR COMMON SHARES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR OFFER AND SALE IN CERTAIN U.S. STATES WHERE HOLDERS OF THE COMPANY'S SHARES RESIDE AND NO SUCH OFFER TO SELL OR SALE, OR SOLICITATION OF AN OFFER TO BUY MAY BE MADE IN SUCH U.S. STATES.

Shareholders should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of Offeror Common Shares or Shares, or certain related securities, as permitted by applicable Laws or regulations of the United States, Canada or its provinces or territories.

TO	AMERICAN EAGLE GOLD CORP.

AND TO:	THE DEPOSITARY, SHORECREST GROUP LTD.

By Registered Mail, Hand or by Courier:	By Facsimile or Email Transmission:

250 University Ave Suite 211	North American Toll Free: 1-888-637-5789
Toronto, ON M5H 3E5	Outside of North America and Facsimile: 647-931-7454
Attention: Corporate Actions	E-mail: contact@shorecrestgroup.com

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY EMAIL, FACSIMILE OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO LISTED ON THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION VIA EMAIL OR FACSIMILE TO AN EMAIL ADDRESS OR FACSIMILE NUMBER OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES OR DRS ADVICE TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) OR DRS ADVICE REPRESENTING THE COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED BY MAIL OR COURIER.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES OR DRS ADVICE REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES OR DRS ADVICE FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DEPOSITS OF COMMON SHARES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF SHAREHOLDERS IN ANY JURISDICTION OUTSIDE OF CANADA IN WHICH THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE UNDERSIGNED HEREBY DECLARES THAT THE UNDERSIGNED IS NOT ACTING FOR THE ACCOUNT OR BENEFIT OF A PERSON FROM SUCH A JURISDICTION AND IS NOT IN, OR DELIVERING THIS NOTICE OF GUARANTEED DELIVERY FROM, SUCH A JURISDICTION.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and Circular and in the related Letter of Transmittal, receipt of which is hereby acknowledged, the Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, "Manner of Acceptance – Procedure for Guaranteed Delivery".

DESCRIPTION OF SHARES

(Please print or type. If space is insufficient, please attach a list in the form below)

Certificate Number(s) (if available)	Name & Address of Shareholder (please print)	Number of Shares Represented by Certificate or DRS Advice	Number of Shares Deposited*

TOTAL

*Unless otherwise indicated, the total number of Shares evidenced by all certificates or DRS advice delivered will be deemed to have been deposited. See Instruction 6 in the Letter of Transmittal, "Partial Deposits".

Dated:	Telephone (Business Hours)	Signature
( )

GUARANTEE

The undersigned, an Eligible Institution, guarantees delivery to the Depositary at its Toronto, Ontario, Canada office specified on the back cover page of this Notice of Guaranteed Delivery of the certificate(s) or DRS advice representing Shares deposited hereby, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), relating to such Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal by 5:00 p.m. (Toronto Time) on or before the second Business Day after the Expiry Time.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:

Title:

Telephone Number:	Dated:

Email:

The Depositary and Information Agent for the Offer is:

North American Toll Free: 1-888-637-5789
Outside of North America: 647-931-7454
E-mail: contact@shorecrestgroup.com
Facsimile: 647-931-7454

Questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer and Circular may be directed by holders of Common Shares to the Depositary and Information Agent at the telephone number and location set out above. You may also contact your broker or other intermediary for assistance concerning the Offer.